UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1852 Proffitt Springs Road

Maryville, Tennessee 37801

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2025, we held our annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding, advisory vote on the compensation of our named executive officers for fiscal 2025 (“say-on-pay”); and (3) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2026.

1.	The following directors were elected at the annual meeting:

Director	Votes For	Votes Withheld	Broker Non-Votes
Anita D. Britt	17,522,546	660,360	12,571,781
Fred M. Diaz	17,629,563	553,343	12,571,781
Michelle J. Lohmeier	17,629,020	553,886	12,571,781
Barry M. Monheit	17,451,107	731,799	12,571,781
Robert L. Scott	17,425,158	757,748	12,571,781
Mark P. Smith	17,635,820	547,086	12,571,781
Denis G. Suggs	17,320,734	862,172	12,571,781

2.	Our stockholders approved the say-on-pay proposal.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	16,458,436	1,501,908	222,562	12,571,781

3.	Our stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2026.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of KPMG LLP as independent registered public accounting firm	29,688,661	689,248	376,778	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: September 17, 2025	By:	/s/ Deana L. McPherson
Deana L. McPherson
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary